TBW 2007-2

$646,742,000

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-140945. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Credit Suisse
Underwriter

TBW 2007-2

$646,742,000

TBW Mortgage-Backed Pass-Through Certificates, Series 2007-2

Pricing Information

Offered Certificates
					Principal Payment Window(3)	Expected Initial Target C/E(4)
Class	Approximate Certificate Balance ($)(1)	Bond Type	Coupon(2)	WAL(3) (Years)			Proposed Ratings (S&P/Moody’s)	Day Count Convention
A-1-A	234,909,000	Super Senior / Fixed Rate	[TBD] %	1.00	1 - 23	12.60	AAA / Aaa	30/360
A-1-B	15,794,000	Senior Support / Fixed Rate	[TBD] %	1.00	1 - 23	6.30	AAA / Aa1	30/360
A-2-A (5)	117,004,000	Super Senior / Adj. Rate	1 ML + [TBD] %	2.50	23 - 39	12.60	AAA / Aaa	Act/360
A-2-B (5)	7,867,000	Senior Support / Adj. Rate	1 ML + [TBD] %	2.50	23 - 39	6.30	AAA / Aa1	Act/360
A-3-A (6)	23,475,000	Super Senior / Adj. Rate	1 ML + [TBD] %	3.50	39 - 45	12.60	AAA / Aaa	Act/360
A-3-B (6)	1,578,000	Senior Support / Adj. Rate	1 ML + [TBD] %	3.50	39 - 45	6.30	AAA / Aa1	Act/360
A-4-A (7)	42,481,000	Senior / Fixed Rate	[TBD] %	5.00	45 - 96	6.30	AAA / Aaa	30/360
A-4-B (7)(8)	42,481,000	Senior / Adjustable Rate	1 ML + [TBD] %	5.00	45 - 96	6.30	AAA / Aaa	Act/360
A-5(7)	30,153,000	Senior / Fixed Rate	[TBD] %	7.99	96 - 96	6.30	AAA / Aaa	30/360
A-6-A (9)	85,860,000	Super Senior / Fixed Rate / NAS	[TBD] %	6.34	37 - 96	18.90	AAA / Aaa	30/360
A-6-B (9)	12,377,000	Senior Support / Fixed Rate / NAS	[TBD] %	6.34	37 - 96	6.30	AAA / Aaa	30/360
M-1(10)	15,071,000	Subordinate / Adj. Rate	1 ML + [TBD] %	5.33	37 - 96	4.00	AA / Aa2	Act/360
M-2(11)	10,812,000	Subordinate / Adj. Rate	1 ML + [TBD] %	5.32	37 - 96	2.35	A+ / A2	Act/360
M-3(12)	4,587,000	Subordinate / Adj. Rate	1 ML + [TBD] %	5.15	37 - 94	1.65	A- / Baa2	Act/360
M-4(13)	2,293,000	Subordinate / Adj. Rate	1 ML + [TBD] %	4.86	37 - 80	1.30	BBB / Baa3	Act/360
Total	646,742,000

Non-Offered Certificates
					Principal Payment Window(3)	Expected Initial Target C/E(4)
Class	Approximate Certificate Balance ($)(1)	Bond Type	Coupon(2)	WAL(3) (Years)			Proposed Ratings (S&P/Moody’s)	Day Count Convention
M-5(14)	3,276,000	Subordinate / Adj. Rate	1 ML + [TBD] %	4.38	37 - 70	0.80	BB+ / Ba1	Act/360
P	400	Senior / Prepayment Premium	N/A	N/A	N/A	N/A	AAA/ NR	NA
X	-	Excess / Residual	N/A	N/A	N/A	N/A	NR/NR	NA
R	100	Senior / Residual	N/A	N/A	N/A	N/A	AAA/NR	NA
Total	3,276,500

(1)	Bond sizes are based on the May 1, 2007 mortgage loan balance (the “Cut-off Date Balance”).

(2)
The coupons are capped by the Net Funds Cap as described herein. Beginning on the Distribution Date following the first possible Optional Termination, if the Optional Termination is not exercised, the Pass-Through Rate on the Class A-4-A, Class A-5, Class A-6-A, Class A-6-B, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be increased by 50 basis points, the certificate margin on the Class M-1 Certificates will be 1.5 times the initial margin and the certificate margin on the Class A-4-B will be 2 times the initial margin.

(3)
The Certificates will be priced to call assuming 100% of the Prospectus Prepayment Curve and assuming one-month LIBOR is 5.32%. 100% PPC, describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.363636% CPR per month to 25.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 25.00% CPR thereafter (assumes the Optional Termination is excercised on the first possible date).

(4)	The expected initial target credit enhancement percentage includes the target overcollateralization of 0.80%.

(5)
An Interest Rate Cap will be purchased for the benefit of the Class A-2-A and Class A-2-B Certificates (the “Class A-2 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-2 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-2-A and Class A-2-B Certificates, pro rata based on entitlement, but not credit losses on the mortgage loans. The interest will accrue on the Class A-2-A and Class A-2-B Certificates based upon the least of (a) one-month LIBOR plus [ ]%, respectively, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

TBW 2007-2

(6)
An Interest Rate Cap will be purchased for the benefit of the Class A-3-A and Class A-3-B Certificates (the “Class A-3 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-3 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-3-A and Class A-3-B Certificates, pro rata based on entitlement, but not credit losses on the mortgage loans. The interest will accrue on the Class A-3-A and Class A-3-B Certificates based upon the least of (a) one-month LIBOR plus [ ]%, respectively, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(7)
The Class A-4-A,Class A-4-B and Class A-5 Certificates will have the benefit of a financial guaranty insurance policy issued to which the insurer will unconditionally and irrevocably guarantee certain interest shortfalls and certain other payments on the Class A-4-A, Class A-4-B and A-5 Certificates on each Distribution Date.

(8)
An Interest Rate Cap will be purchased for the benefit of the Class A-4-B Certificates (the “Class A-4-B Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-4-B Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-4-B Certificates but not credit losses on the mortgage loans. The interest will accrue on the Class A-4-B Certificates based upon the least of (a) one-month LIBOR plus [ ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(9)	The Class A-6-A and Class A-6-B Certificates are non-accelerated Senior Certificates.

(10)
An Interest Rate Cap will be purchased for the benefit of the Class M-1 Certificates (the “Class M-1 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-1 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-1 Certificates but not credit losses on the mortgage loans. The interest will accrue on the Class M-1 Certificates based upon the least of (a) one-month LIBOR plus [ ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(11)
An Interest Rate Cap will be purchased for the benefit of the Class M-2 Certificates (the “Class M-2 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-2 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-2 Certificates but not credit losses on the mortgage loans. The interest will accrue on the Class M-2 Certificates based upon the least of (a) one-month LIBOR plus [ ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(12)
An Interest Rate Cap will be purchased for the benefit of the Class M-3 Certificates (the “Class M-3 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-3 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-3 Certificates but not credit losses on the mortgage loans. The interest will accrue on the Class M-3 Certificates based upon the least of (a) one-month LIBOR plus [ ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(13)
An Interest Rate Cap will be purchased for the benefit of the Class M-4 Certificates (the “Class M-4 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-4 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-4 Certificates but not credit losses on the mortgage loans. The interest will accrue on the Class M-4 Certificates based upon the least of (a) one-month LIBOR plus [ ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(14)
An Interest Rate Cap will be purchased for the benefit of the Class M-5 Certificates (the “Class M-5 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-5 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-5 Certificates but not credit losses on the mortgage loans. The interest will accrue on the Class M-5 Certificates based upon the least of (a) one-month LIBOR plus [ ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Sponsor and Servicer:	Taylor Bean & Whitaker Mortgage Corp.
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Adjustable Rate Certificate:	The Adjustable Rate Certificates consist of the Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4-B, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.
Fixed Rate Certificates:	The Fixed Rate Certificates consist of the Class A-1-A, Class A-1-B, Class A-4-A, Class A-5, Class A-6-A and Class A-6-B Certificates.

TBW 2007-2

Senior Certificates:
The Senior Certificates consist of the Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4-A, Class A-4-B, Class A-5, Class A-6-A, Class A-6-B and Class R Certificates, also referred to herein as the Class A Certificates.

Subordinate Certificates:	The Subordinate Certificates consist of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.
Offered Certificates:
The Offered Certificates consist of the Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4-A, Class A-4-B, Class A-5, Class A-6-A, Class A-6-B, Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-M-4 Certificates.

Non-Offered Certificates:	The Non-Offered Certificates consist of the Class M-5, Class P, Class X and Class R Certificates.
SMMEA Treatment:	When issued, the Offered Certificates, other than the Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, are anticipated to constitute “mortgage related securities” for purposes of SMMEA.
ERISA Status:	It is expected that the Offered Certificates may be purchased by employee benefit plans that are subject to ERISA.
Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and the Euroclear System.
Statistical Calculation Date:	May 1, 2007.
Cut-off Date:	May 1, 2007.
Closing Date:	On or about May 30, 2007.
Investor Settlement:	On or about May 31, 2007.
Distribution Date:	25th day of each month (or, if not a business day, the next succeeding business day), commencing in June 2007.
Interest Accrual Period:
The Interest Accrual Period for each Distribution Date with respect to the Adjustable Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day count basis). The Interest Accrual Period for each Distribution Date with regard to the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day count basis).

Delay Days:	24 days with respect to the Fixed Rate Certificates and 0 days with respect to the Adjustable Rate Certificates.
Optional Termination:
The Optional Termination may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Prospectus Prepayment Speed:
100% PPC, describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.363636% CPR per month to 25.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 25.00% CPR thereafter.

Coupon/Margin Step-up:
The coupons are capped by the applicable Net Funds Cap as described herein. Beginning on the Distribution Date following the first possible Optional Termination, if the Optional Termination is not exercised, the Pass-Through Rate on the Class A-4-A, Class A-5, Class A-6-A, Class A-6-B, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be increased by 50 basis points, the certificate margin on the Class M-1 Certificates will be 1.5 times the initial margin and the certificate margin on the Class A-4-B Certificates will be 2 times the initial margin.

TBW 2007-2

Expense Fee Rate:	The per annum rate at which the servicing fee and any lender paid mortgage guaranty insurance premiums accrue.
Pass-Through Rate:
The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the least of (i) one-month LIBOR plus the certificate margin, (ii) 11.00% and (iii) the applicable Net Funds Cap. The Pass-Through Rate for the Fixed Rate Certificates will be equal to the lesser of (a) the fixed rate for such class and (b) the Net Funds Cap.

Optimal Interest Remittance Amount:
For any Distribution Date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans as of the first day of the related Collection Period divided by (y) 12 and (2) the aggregate loan balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of such mortgage loans or were not taken into account in computing the Expense Fee Rate.

Net Funds Cap:
For any Distribution Date will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date (adjusted to account for the Certificate Insurer Premium with respect to the Insured Certificates) and (2) 12, and the denominator of which is the aggregate loan balance for the immediately preceding Distribution Date, multiplied by, with respect to the Adjustable Rate Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:
For any class of Offered Certificates, and any Distribution Date, the sum of: (1) the excess, if any, of (a) the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the applicable Net Funds Cap over (b) the related Current Interest for the applicable Distribution Date, (2) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates, and (3) interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable Pass-Through Rate of such class of certificates without regard to the application of the applicable Net Funds Cap.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.
Principal and Interest Advancing:
The servicer will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in the Prospectus Supplement).

Current Interest:
For any class of Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related class principal balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any interest shortfalls to the extent not covered by excess interest.

Carryforward Interest:
For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Interest Remittance Amount:
For any Distribution Date, the sum of (1) all interest collected (other than payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of related payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on such mortgage loans during the related Prepayment Period, less (x) expense fees with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicer, master servicer, the trust administrator or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicer or master servicer with respect to the related mortgage loans and Distribution Date, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that Distribution Date allocable to interest, and (4) all net liquidation proceeds and insurance proceeds and other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees), if any, collected with respect to such mortgage loans during the prior calendar month.

TBW 2007-2

Principal Remittance Amount:
The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicer and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each such mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, (5) the principal portion of the mortgage loan purchase price received in connection with an Optional Termination up to the par value of the related mortgage loans and (6) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal), if any, collected during the related Collection Period, to the extent allocable to principal.

Group A Calculation Percentage:
As to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the class principal balance of the Class A-6-A and Class A-6-B Certificates and the denominator of which is the aggregate class principal balance of the Senior Certificates, in each case prior to giving effect to distributions of principal on that Distribution Date.

Group A Lockout Percentage:	As to any Distribution Date, the applicable percentage set forth below for that Distribution Date:

Range of Distribution Dates	Lockout Percentage
June 2007 - May 2010	0.00%
June 2010 - May 2012	45.00%
June 2012 - May 2013	80.00%
June 2013 - May 2014	100.00%
June 2014 and thereafter	300.00%

Credit Enhancement:	1. Excess cashflow.
2. Overcollateralization.
3. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	6.30%	6.30%	12.60%
M-1 M-2	4.00% 2.35%	4.00% 2.35%	8.00% 4.70%
M-3	1.65%	1.65%	3.30%
M-4 M-5	1.30% 0.80%	1.30% 0.80%	2.60% 1.60%

* Prior to Stepdown Date, based on aggregate loan balance as of the Cut-off Date. ** On or after Stepdown Date, based on the aggregate loan balance for the related Distribution Date.

TBW 2007-2

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is 0.80% of the aggregate loan balance as of the Cut-off Date.
2. On and after the Stepdown Date, the required overcollateralization amount is 1.60% of the aggregate loan balance for the related Distribution Date (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the aggregate loan balance as of the Cut-off Date.

4.    On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:
With respect to any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate class principal balance of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate loan balance as of the first day of the related collection period.

Most Senior Enhancement Percentage:
With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate class principal balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate loan balance as of the first day of the related collection period.

Stepdown Date:
The earlier to occur of (x) the first Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates are reduced to zero and (y) the later to occur of (i) the Distribution Date in June 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans in the related loan group during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 12.60%.

Trigger Event:
A Trigger Event will occur for any Distribution Date if either:

(i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class	Percentage
Class A Certificates	[ ]%
Class M-1 Certificates	[ ]%
Class M-2 Certificates	[ ]%
Class M-3 Certificates	[ ]%
Class M-4 Certificates	[ ]%
Class M-5 Certificates	[ ]%

or (ii) the cumulative realized losses as a percentage of the aggregate loan balance as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
June 2007 - May 2010	[ ]%*
June 2010 - May 2012	[ ]%*
June 2012 - May 2013	[ ]%*
June 2013 - May 2014	[ ]%*
June 2014 and thereafter	[ ]%*

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Source for Calculation of One-Month Libor:		Telerate Page 3750.
Deferred Amount:
For any class of Subordinate Certificates and Distribution Date, will equal the amount by which (x) the aggregate of the applied loss amounts previously applied in reduction of the class principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the class principal balance thereof due to recoveries.

Distributions to Certificateholders:	I.
On each Distribution Date, the Interest Remittance Amount will be paid according to the following order of priority:
1.    To the insurer, the premium due in connection with the Policy;
2.    Concurrently, to the Class A Certificates (except for the Class R Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such Distribution Date;
3.    To the Class M-1 Certificates, Current Interest and any Carryforward Interest for such class and such Distribution Date;
4.    To the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and such Distribution Date;

5.    To the Class M-3 Certificates, Current Interest and any Carryforward Interest for such class and such Distribution Date;
6.    To the Class M-4 Certificates, Current Interest and any Carryforward Interest for such class and such Distribution Date;
7.    To the Class M-5 Certificates, Current Interest and any Carryforward Interest for such class and such Distribution Date; and
8.    For application as part of monthly excess cash flow (such amount “Monthly Excess Interest”).

	II.	Before the Stepdown Date or while a Trigger Event is in effect, the Principal Remittance Amount shall be allocated according to the following priority:

1.    To the Class R Certificates, until its class principal balance is reduced to zero;
2.    To the Class A-6-A and Class A-6-B Certificates, pro rata based on class principal balance, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;
3.    To the Class A-1-A and the Class A-1-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
4.    To the Class A-2-A and the Class A-2-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
5.    To the Class A-3-A and the Class A-3-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
6.    To the Class A-4-A and the Class A-4-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
7.    To the Class A-5 Certificates until its respective class principal balance is reduced to zero;
8.    To the Class A-6-A and the Class A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
9.    To the insurer, any premium or reimbursement amounts not repaid from interest collections;

10.  Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, until their respective class principal balances are reduced to zero; and
11.  For application as part of monthly excess cash flow.

III.
On and after the Stepdown Date (assuming no Trigger Event is in effect), the Principal Remittance Amount shall be allocated according to the following priority (in each case, up to the related principal payment amount calculated in accordance with the target credit enhancement percentages):

TBW 2007-2

1.    To the Class A-6-A and Class A-6-B Certificates, pro rata based on class principal balance, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;
2.    To the Class A-1-A and the Class A-1-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
3.    To the Class A-2-A and the Class A-2-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
4.    To the Class A-3-A and the Class A-3-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
5.    To the Class A-4-A and the Class A-4-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
6.    To the Class A-5 Certificates until its respective class principal balance is reduced to zero;
7.    To the Class A-6-A and the Class A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
8.    To the insurer, any premium or reimbursement amounts not repaid from interest collections;
9.    Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, until their respective class principal balances are reduced to zero; and
10.  For application as part of monthly excess cash flow.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1. (A) Until the aggregate class principal balance of the certificates equals the aggregate loan balance for such Distribution Date minus the targeted overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a)   To the Class A-6-A and Class A-6-B Certificates, pro rata based on class principal balance, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;
(b)  To the Class A-1-A and the Class A-1-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
(c)  To the Class A-2-A and the Class A-2-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
(d)  To the Class A-3-A and the Class A-3-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
(e)  To the Class A-4-A and the Class A-4-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
(f)  To the Class A-5 Certificates until its respective class principal balance is reduced to zero;
(g)  To the Class A-6-A and the Class A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;
(h)  To the Class M-1 Certificates, until its class principal balance has been reduced to zero;
(i)   To the Class M-2 Certificates, until its class principal balance has been reduced to zero;
(j)   To the Class M-3 Certificates, until its class principal balance has been reduced to zero;
(k)  To the Class M-4 Certificates, until its class principal balance has been reduced to zero; and
(l)   To the Class M-5 Certificates, until its class principal balance has been reduced to zero.

(B)      On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in subclause III above, after giving effect to the distribution of the principal payment amount for such date, in accordance with the priorities set forth therein;

2.    To the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, respectively, in that order, any Deferred Amount for such classes;

3. To the Senior Certificates, other then the Class R Certificates, pro rata based on entitlement, then to Subordinate Certificates sequentially, any Basis Risk Shortfall for such class;

TBW 2007-2

4.    To the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;
5.    To the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
6.    To the Class R Certificates, any remaining amounts. It is not anticipated that any amounts will be Distributed pursuant to this clause.

On any distribution date, distributions made pursuant to paragraph IV will be made after giving effect to withdrawals from the Interest Rate Cap Accounts to pay such Basis Risk Shortfalls, as applicable. On the related Distribution Date, amounts paid under the Interest Rate Cap Agreements will first be available to cover Basis Risk Shortfalls to the related Adjustable Rate Certificates and then available to cover Basis Risk Shortfalls on the other classes of Adjustable Rate Certificates. Any remaining amounts will be released to the Class X Certificateholders.

Notwithstanding the payment priorities described in Sections II, III and IV above, in the event that the class principal balance of the Subordinate Certificates and the overcollateralization amount have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata based on their respective class principal balances; provided however, that (i) the pro rata allocation due the Class A-1-B Certificates shall be distributed to the Class A-1-A Certificates, until its class principal balance has been reduced to zero, and then to the Class A-1-B Certificates, until its class principal balance has been reduced to zero; (ii) the pro rata allocation due the Class A-2-B Certificates shall be distributed to the Class A-2-A Certificates, until its class principal balance has been reduced to zero, and then to the Class A-2-B Certificates, until its class principal balance has been reduced to zero; (iii) the pro rata allocation due the Class A-3-B Certificates shall be distributed to the Class A-3-A Certificates, until its class principal balance has been reduced to zero, and then to the Class A-3-B Certificates, until its class principal balance has been reduced to zero; (iv) the pro rata allocation due the Class A-6-B Certificates shall be distributed to the Class A-6-A Certificates, until its class principal balance has been reduced to zero, and then to the Class A-6-B Certificates, until its class principal balance has been reduced to zero.

TBW 2007-2

WEIGHTED AVERAGE LIFE TABLES
TO MATURITY

	25 PPC	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

A1A
WAL	3.39	1.82	1.28	1.00	0.83	0.71	0.63
Principal Window Begin	1	1	1	1	1	1	1
Principal Window End	95	45	30	23	19	16	14

A1B
WAL	3.39	1.82	1.28	1.00	0.83	0.71	0.63
Principal Window Begin	1	1	1	1	1	1	1
Principal Window End	95	45	30	23	19	16	14

A2A
WAL	12.20	5.36	3.40	2.50	2.00	1.67	1.43
Principal Window Begin	95	45	30	23	19	16	14
Principal Window End	197	103	55	39	30	25	21

A2B
WAL	12.20	5.36	3.40	2.50	2.00	1.67	1.43
Principal Window Begin	95	45	30	23	19	16	14
Principal Window End	197	103	55	39	30	25	21

A3A
WAL	17.29	9.56	4.93	3.50	2.63	2.17	1.84
Principal Window Begin	197	103	55	39	30	25	21
Principal Window End	219	126	64	45	33	27	23

A3B
WAL	17.29	9.56	4.93	3.50	2.63	2.17	1.84
Principal Window Begin	197	103	55	39	30	25	21
Principal Window End	219	126	64	45	33	27	23

A4A
WAL	21.88	14.05	8.62	5.03	3.56	2.70	2.25
Principal Window Begin	219	126	64	45	33	27	23
Principal Window End	313	226	160	113	56	42	32

A4B
WAL	21.88	14.05	8.62	5.03	3.56	2.70	2.25
Principal Window Begin	219	126	64	45	33	27	23
Principal Window End	313	226	160	113	56	42	32

A5
WAL	27.77	22.29	16.48	12.39	6.93	3.94	2.78
Principal Window Begin	313	226	160	113	56	42	32
Principal Window End	354	329	268	209	166	54	36

A6A
WAL	9.53	7.86	7.04	6.63	6.42	5.83	4.89
Principal Window Begin	37	37	37	37	38	40	36
Principal Window End	352	327	266	207	164	135	112

A6B
WAL	9.53	7.86	7.04	6.63	6.42	5.83	4.89
Principal Window Begin	37	37	37	37	38	40	36
Principal Window End	352	327	266	207	164	135	112

M1
WAL	17.34	10.90	7.53	5.66	4.62	4.05	3.75
Principal Window Begin	113	62	42	37	38	38	39
Principal Window End	323	244	175	132	104	84	70

M2
WAL	17.08	10.56	7.27	5.46	4.45	3.88	3.56
Principal Window Begin	113	62	42	37	37	38	38
Principal Window End	305	216	153	115	90	73	61

M3
WAL	16.57	10.03	6.87	5.15	4.20	3.66	3.37
Principal Window Begin	113	62	42	37	37	37	38
Principal Window End	275	180	126	94	74	60	50

M4
WAL	15.95	9.51	6.48	4.86	3.97	3.46	3.18
Principal Window Begin	113	62	42	37	37	37	37
Principal Window End	247	155	107	80	63	51	43

M5
WAL	14.73	8.59	5.83	4.38	3.60	3.19	3.07
Principal Window Begin	113	62	42	37	37	37	37
Principal Window End	226	138	94	70	55	45	38

TBW 2007-2

WEIGHTED AVERAGE LIFE TABLES
TO CALL

	25 PPC	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

A1A
WAL	3.39	1.82	1.28	1.00	0.83	0.71	0.63
Principal Window Begin	1	1	1	1	1	1	1
Principal Window End	95	45	30	23	19	16	14

A1B
WAL	3.39	1.82	1.28	1.00	0.83	0.71	0.63
Principal Window Begin	1	1	1	1	1	1	1
Principal Window End	95	45	30	23	19	16	14

A2A
WAL	12.20	5.36	3.40	2.50	2.00	1.67	1.43
Principal Window Begin	95	45	30	23	19	16	14
Principal Window End	197	103	55	39	30	25	21

A2B
WAL	12.20	5.36	3.40	2.50	2.00	1.67	1.43
Principal Window Begin	95	45	30	23	19	16	14
Principal Window End	197	103	55	39	30	25	21

A3A
WAL	17.29	9.56	4.93	3.50	2.63	2.17	1.84
Principal Window Begin	197	103	55	39	30	25	21
Principal Window End	219	126	64	45	33	27	23

A3B
WAL	17.29	9.56	4.93	3.50	2.63	2.17	1.84
Principal Window Begin	197	103	55	39	30	25	21
Principal Window End	219	126	64	45	33	27	23

A4A
WAL	21.45	13.57	8.30	5.00	3.56	2.70	2.25
Principal Window Begin	219	126	64	45	33	27	23
Principal Window End	279	185	129	96	56	42	32

A4B
WAL	21.45	13.57	8.30	5.00	3.56	2.70	2.25
Principal Window Begin	219	126	64	45	33	27	23
Principal Window End	279	185	129	96	56	42	32

A5
WAL	23.24	15.40	10.74	7.99	5.55	3.94	2.78
Principal Window Begin	279	185	129	96	56	42	32
Principal Window End	279	185	129	96	75	54	36

A6A
WAL	9.53	7.84	6.98	6.34	5.50	4.75	4.01
Principal Window Begin	37	37	37	37	38	40	36
Principal Window End	279	185	129	96	75	61	51

A6B
WAL	9.53	7.84	6.98	6.34	5.50	4.75	4.01
Principal Window Begin	37	37	37	37	38	40	36
Principal Window End	279	185	129	96	75	61	51

M1
WAL	16.89	10.35	7.10	5.33	4.36	3.84	3.58
Principal Window Begin	113	62	42	37	38	38	39
Principal Window End	279	185	129	96	75	61	51

M2
WAL	16.89	10.35	7.10	5.32	4.34	3.79	3.49
Principal Window Begin	113	62	42	37	37	38	38
Principal Window End	279	185	129	96	75	61	51

M3
WAL	16.57	10.03	6.87	5.15	4.20	3.66	3.37
Principal Window Begin	113	62	42	37	37	37	38
Principal Window End	275	180	126	94	74	60	50

M4
WAL	15.95	9.51	6.48	4.86	3.97	3.46	3.18
Principal Window Begin	113	62	42	37	37	37	37
Principal Window End	247	155	107	80	63	51	43

M5
WAL	14.73	8.59	5.83	4.38	3.60	3.19	3.07
Principal Window Begin	113	62	42	37	37	37	37
Principal Window End	226	138	94	70	55	45	38

TBW 2007-2

Forward Libor/Excess Spread - 100% PPC to Call

	Distribution		Excess Spread			Distribution		Excess Spread
Period	Date	Forward LIBOR	Static LIBOR	Forward LIBOR	Period	Date	Forward LIBOR	Static LIBOR	Forward LIBOR
1	6/25/2007	5.320%	1.293%	1.293%	49	6/25/2011	5.105%	0.869%	0.923%
2	7/25/2007	5.336%	1.032%	1.027%	50	7/25/2011	5.113%	0.917%	0.971%
3	8/25/2007	5.352%	0.969%	0.958%	51	8/25/2011	5.122%	0.870%	0.918%
4	9/25/2007	5.293%	0.969%	0.979%	52	9/25/2011	5.129%	0.873%	0.919%
5	10/25/2007	5.267%	1.036%	1.055%	53	10/25/2011	5.137%	0.921%	0.967%
6	11/25/2007	5.279%	0.970%	0.985%	54	11/25/2011	5.144%	0.880%	0.921%
7	12/25/2007	5.193%	1.038%	1.086%	55	12/25/2011	5.151%	0.927%	0.967%
8	1/25/2008	5.176%	0.970%	1.026%	56	1/25/2012	5.158%	0.888%	0.923%
9	2/25/2008	5.122%	0.971%	1.048%	57	2/25/2012	5.164%	0.891%	0.925%
10	3/25/2008	5.060%	1.119%	1.220%	58	3/25/2012	5.170%	0.979%	1.012%
11	4/25/2008	5.000%	0.972%	1.104%	59	4/25/2012	5.175%	0.899%	0.929%
12	5/25/2008	4.981%	1.049%	1.191%	60	5/25/2012	5.180%	0.941%	0.971%
13	6/25/2008	4.974%	0.973%	1.123%	61	6/25/2012	5.184%	0.907%	0.933%
14	7/25/2008	4.970%	1.054%	1.208%	62	7/25/2012	5.188%	0.947%	0.973%
15	8/25/2008	4.969%	0.974%	1.135%	63	8/25/2012	5.193%	0.914%	0.937%
16	9/25/2008	4.971%	0.975%	1.138%	64	9/25/2012	5.198%	0.917%	0.939%
17	10/25/2008	4.974%	1.062%	1.225%	65	10/25/2012	5.204%	0.955%	0.977%
18	11/25/2008	4.977%	0.976%	1.145%	66	11/25/2012	5.209%	0.924%	0.943%
19	12/25/2008	4.980%	1.067%	1.236%	67	12/25/2012	5.216%	0.961%	0.980%
20	1/25/2009	4.982%	0.977%	1.152%	68	1/25/2013	5.222%	0.932%	0.948%
21	2/25/2009	4.982%	0.978%	1.157%	69	2/25/2013	5.230%	0.935%	0.950%
22	3/25/2009	4.979%	1.279%	1.451%	70	3/25/2013	5.237%	1.039%	1.052%
23	4/25/2009	4.972%	0.979%	1.173%	71	4/25/2013	5.246%	0.943%	0.954%
24	5/25/2009	4.960%	1.079%	1.277%	72	5/25/2013	5.254%	0.976%	0.987%
25	6/25/2009	4.944%	0.973%	1.180%	73	6/25/2013	5.263%	0.951%	0.960%
26	7/25/2009	4.928%	1.066%	1.273%	74	7/25/2013	5.273%	0.982%	0.989%
27	8/25/2009	4.914%	0.964%	1.178%	75	8/25/2013	5.282%	0.959%	0.964%
28	9/25/2009	4.901%	0.959%	1.174%	76	9/25/2013	5.291%	0.963%	0.966%
29	10/25/2009	4.891%	1.045%	1.256%	77	10/25/2013	5.300%	0.992%	0.994%
30	11/25/2009	4.883%	0.950%	1.162%	78	11/25/2013	5.309%	0.971%	0.972%
31	12/25/2009	4.878%	1.030%	1.236%	79	12/25/2013	5.318%	0.998%	0.999%
32	1/25/2010	4.876%	0.939%	1.143%	80	1/25/2014	5.327%	0.979%	0.978%
33	2/25/2010	4.878%	0.934%	1.130%	81	2/25/2014	5.336%	0.983%	0.981%
34	3/25/2010	4.883%	1.170%	1.348%	82	3/25/2014	5.345%	1.057%	1.054%
35	4/25/2010	4.892%	0.923%	1.100%	83	4/25/2014	5.353%	0.992%	0.989%
36	5/25/2010	4.906%	0.989%	1.153%	84	5/25/2014	5.362%	1.017%	1.012%
37	6/25/2010	4.923%	0.911%	1.063%	85	6/25/2014	5.370%	1.002%	0.997%
38	7/25/2010	4.941%	0.972%	1.113%	86	7/25/2014	5.378%	1.023%	1.018%
39	8/25/2010	4.960%	0.899%	1.029%	87	8/25/2014	5.386%	1.007%	1.001%
40	9/25/2010	4.978%	0.893%	1.012%	88	9/25/2014	5.393%	1.010%	1.004%
41	10/25/2010	4.996%	0.950%	1.060%	89	10/25/2014	5.399%	1.032%	1.025%
42	11/25/2010	5.014%	0.884%	0.983%	90	11/25/2014	5.405%	1.016%	1.009%
43	12/25/2010	5.030%	0.936%	1.027%	91	12/25/2014	5.410%	1.038%	1.030%
44	1/25/2011	5.046%	0.874%	0.955%	92	1/25/2015	5.415%	1.022%	1.014%
45	2/25/2011	5.061%	0.869%	0.942%	93	2/25/2015	5.419%	1.025%	1.017%
46	3/25/2011	5.074%	1.028%	1.094%	94	3/25/2015	5.423%	1.087%	1.078%
47	4/25/2011	5.086%	0.867%	0.929%	95	4/25/2015	5.425%	1.032%	1.024%
48	5/25/2011	5.096%	0.917%	0.978%	96	5/25/2015	5.428%	1.055%	1.044%

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS A-2-A CERTIFICATES, 90% PPC, ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00
6/25/2010	31	20.00	13.38	6.62	11.00
7/25/2010	30	20.00	13.16	6.84	11.00
8/25/2010	31	20.00	13.38	6.62	11.00
9/25/2010	31	20.00	13.38	6.62	11.00
10/25/2010	30	20.00	13.16	6.84	11.00
11/25/2010	31	20.00	13.38	6.62	11.00
12/25/2010	30	20.00	13.16	6.84	11.00
1/25/2011	31	20.00	13.38	6.62	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS A-2-B CERTIFICATES, 90% PPC, ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00
6/25/2010	31	20.00	13.38	6.62	11.00
7/25/2010	30	20.00	13.16	6.84	11.00
8/25/2010	31	20.00	13.38	6.62	11.00
9/25/2010	31	20.00	13.38	6.62	11.00
10/25/2010	30	20.00	13.16	6.84	11.00
11/25/2010	31	20.00	13.38	6.62	11.00
12/25/2010	30	20.00	13.16	6.84	11.00
1/25/2011	31	20.00	13.38	6.62	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS A-3-A CERTIFICATES, 90% PPC, ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00
6/25/2010	31	20.00	13.38	6.62	11.00
7/25/2010	30	20.00	13.16	6.84	11.00
8/25/2010	31	20.00	13.38	6.62	11.00
9/25/2010	31	20.00	13.38	6.62	11.00
10/25/2010	30	20.00	13.16	6.84	11.00
11/25/2010	31	20.00	13.38	6.62	11.00
12/25/2010	30	20.00	13.16	6.84	11.00
1/25/2011	31	20.00	13.38	6.62	11.00
2/25/2011	31	20.00	13.38	6.62	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS A-3-B CERTIFICATES, 90% PPC, ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00
6/25/2010	31	20.00	13.38	6.62	11.00
7/25/2010	30	20.00	13.16	6.84	11.00
8/25/2010	31	20.00	13.38	6.62	11.00
9/25/2010	31	20.00	13.38	6.62	11.00
10/25/2010	30	20.00	13.16	6.84	11.00
11/25/2010	31	20.00	13.38	6.62	11.00
12/25/2010	30	20.00	13.16	6.84	11.00
1/25/2011	31	20.00	13.38	6.62	11.00
2/25/2011	31	20.00	13.38	6.62	11.00
3/25/2011	28	20.00	12.67	7.33	11.00
4/25/2011	31	20.00	13.38	6.62	11.00
5/25/2011	30	20.00	13.16	6.84	11.00
6/25/2011	31	20.00	13.38	6.62	11.00
7/25/2011	30	20.00	13.16	6.84	11.00
8/25/2011	31	20.00	13.38	6.62	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS A-4-B CERTIFICATES, 90% PPC, ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A	1/25/2012	31	20.00	13.38	6.53	11.00
7/25/2007	30	20.00	13.16	6.74	11.00	2/25/2012	31	20.00	13.38	6.53	11.00
8/25/2007	31	20.00	13.38	6.52	11.00	3/25/2012	29	20.00	12.92	6.98	11.00
9/25/2007	31	20.00	13.38	6.52	11.00	4/25/2012	31	20.00	13.38	6.53	11.00
10/25/2007	30	20.00	13.16	6.74	11.00	5/25/2012	30	20.00	13.16	6.74	11.00
11/25/2007	31	20.00	13.38	6.52	11.00	6/25/2012	31	20.00	13.38	6.53	11.00
12/25/2007	30	20.00	13.16	6.74	11.00	7/25/2012	30	20.00	13.16	6.74	11.00
1/25/2008	31	20.00	13.38	6.52	11.00	8/25/2012	31	20.00	13.38	6.53	11.00
2/25/2008	31	20.00	13.38	6.52	11.00	9/25/2012	31	20.00	13.38	6.53	11.00
3/25/2008	29	20.00	12.92	6.97	11.00	10/25/2012	30	20.00	13.16	6.74	11.00
4/25/2008	31	20.00	13.38	6.52	11.00	11/25/2012	31	20.00	13.38	6.53	11.00
5/25/2008	30	20.00	13.16	6.74	11.00	12/25/2012	30	20.00	13.16	6.74	11.00
6/25/2008	31	20.00	13.38	6.52	11.00	1/25/2013	31	20.00	13.38	6.53	11.00
7/25/2008	30	20.00	13.16	6.74	11.00	2/25/2013	31	20.00	13.38	6.53	11.00
8/25/2008	31	20.00	13.38	6.52	11.00	3/25/2013	28	20.00	12.67	7.23	11.00
9/25/2008	31	20.00	13.38	6.52	11.00	4/25/2013	31	20.00	13.38	6.53	11.00
10/25/2008	30	20.00	13.16	6.74	11.00	5/25/2013	30	20.00	13.16	6.74	11.00
11/25/2008	31	20.00	13.38	6.52	11.00	6/25/2013	31	20.00	13.38	6.53	11.00
12/25/2008	30	20.00	13.16	6.74	11.00	7/25/2013	30	20.00	13.16	6.74	11.00
1/25/2009	31	20.00	13.38	6.52	11.00	8/25/2013	31	20.00	13.38	6.53	11.00
2/25/2009	31	20.00	13.38	6.52	11.00	9/25/2013	31	20.00	13.38	6.53	11.00
3/25/2009	28	20.00	12.67	7.22	11.00	10/25/2013	30	20.00	13.16	6.74	11.00
4/25/2009	31	20.00	13.38	6.52	11.00	11/25/2013	31	20.00	13.38	6.53	11.00
5/25/2009	30	20.00	13.16	6.74	11.00	12/25/2013	30	20.00	13.16	6.74	11.00
6/25/2009	31	20.00	13.38	6.52	11.00	1/25/2014	31	20.00	13.38	6.53	11.00
7/25/2009	30	20.00	13.16	6.74	11.00	2/25/2014	31	20.00	13.38	6.53	11.00
8/25/2009	31	20.00	13.38	6.52	11.00	3/25/2014	28	20.00	12.67	7.23	11.00
9/25/2009	31	20.00	13.38	6.52	11.00	4/25/2014	31	20.00	13.38	6.53	11.00
10/25/2009	30	20.00	13.16	6.74	11.00	5/25/2014	30	20.00	13.16	6.74	11.00
11/25/2009	31	20.00	13.38	6.52	11.00	6/25/2014	31	20.00	13.38	6.53	11.00
12/25/2009	30	20.00	13.16	6.74	11.00	7/25/2014	30	20.00	13.16	6.74	11.00
1/25/2010	31	20.00	13.38	6.52	11.00	8/25/2014	31	20.00	13.38	6.53	11.00
2/25/2010	31	20.00	13.38	6.52	11.00	9/25/2014	31	20.00	13.38	6.53	11.00
3/25/2010	28	20.00	12.67	7.22	11.00	10/25/2014	30	20.00	13.16	6.74	11.00
4/25/2010	31	20.00	13.38	6.53	11.00	11/25/2014	31	20.00	13.38	6.53	11.00
5/25/2010	30	20.00	13.16	6.74	11.00	12/25/2014	30	20.00	13.16	6.74	11.00
6/25/2010	31	20.00	13.38	6.53	11.00	1/25/2015	31	20.00	13.38	6.53	11.00
7/25/2010	30	20.00	13.16	6.74	11.00	2/25/2015	31	20.00	13.38	6.53	11.00
8/25/2010	31	20.00	13.38	6.53	11.00	3/25/2015	28	20.00	12.67	7.23	11.00
9/25/2010	31	20.00	13.38	6.53	11.00	4/25/2015	31	20.00	13.38	6.53	11.00
10/25/2010	30	20.00	13.16	6.74	11.00	5/25/2015	30	20.00	13.16	6.74	11.00
11/25/2010	31	20.00	13.38	6.53	11.00	6/25/2015	31	20.00	13.38	6.53	11.00
12/25/2010	30	20.00	13.16	6.74	11.00	7/25/2015	30	20.00	13.16	6.74	11.00
1/25/2011	31	20.00	13.38	6.53	11.00	8/25/2015	31	20.00	13.38	6.53	11.00
2/25/2011	31	20.00	13.38	6.53	11.00	9/25/2015	31	20.00	13.38	6.53	11.00
3/25/2011	28	20.00	12.67	7.22	11.00	10/25/2015	30	20.00	13.16	6.74	11.00
4/25/2011	31	20.00	13.38	6.53	11.00	11/25/2015	31	20.00	13.38	6.53	11.00
5/25/2011	30	20.00	13.16	6.74	11.00	12/25/2015	30	20.00	13.16	6.75	11.00
6/25/2011	31	20.00	13.38	6.53	11.00	1/25/2016	31	20.00	13.38	6.53	11.00
7/25/2011	30	20.00	13.16	6.74	11.00	2/25/2016	31	20.00	13.38	6.53	11.00
8/25/2011	31	20.00	13.38	6.53	11.00	3/25/2016	29	20.00	12.92	6.98	11.00
9/25/2011	31	20.00	13.38	6.53	11.00	4/25/2016	31	20.00	13.38	6.53	11.00
10/25/2011	30	20.00	13.16	6.74	11.00
11/25/2011	31	20.00	13.38	6.53	11.00
12/25/2011	30	20.00	13.16	6.74	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS M-1 CERTIFICATES, 90% PPC, ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS M-2 CERTIFICATES, 90% PPC, ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS M-3 CERTIFICATES, 90% PPC ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS M-4 CERTIFICATES, 90% PPC ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00

TBW 2007-2

AVAILABLE FUNDS CAP - CLASS M-5 CERTIFICATES, 90% PPC ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
6/25/2007	26	5.32	N/A	N/A	N/A
7/25/2007	30	20.00	13.16	6.84	11.00
8/25/2007	31	20.00	13.38	6.62	11.00
9/25/2007	31	20.00	13.38	6.62	11.00
10/25/2007	30	20.00	13.16	6.84	11.00
11/25/2007	31	20.00	13.38	6.62	11.00
12/25/2007	30	20.00	13.16	6.84	11.00
1/25/2008	31	20.00	13.38	6.62	11.00
2/25/2008	31	20.00	13.38	6.62	11.00
3/25/2008	29	20.00	12.92	7.08	11.00
4/25/2008	31	20.00	13.38	6.62	11.00
5/25/2008	30	20.00	13.16	6.84	11.00
6/25/2008	31	20.00	13.38	6.62	11.00
7/25/2008	30	20.00	13.16	6.84	11.00
8/25/2008	31	20.00	13.38	6.62	11.00
9/25/2008	31	20.00	13.38	6.62	11.00
10/25/2008	30	20.00	13.16	6.84	11.00
11/25/2008	31	20.00	13.38	6.62	11.00
12/25/2008	30	20.00	13.16	6.84	11.00
1/25/2009	31	20.00	13.38	6.62	11.00
2/25/2009	31	20.00	13.38	6.62	11.00
3/25/2009	28	20.00	12.67	7.33	11.00
4/25/2009	31	20.00	13.38	6.62	11.00
5/25/2009	30	20.00	13.16	6.84	11.00
6/25/2009	31	20.00	13.38	6.62	11.00
7/25/2009	30	20.00	13.16	6.84	11.00
8/25/2009	31	20.00	13.38	6.62	11.00
9/25/2009	31	20.00	13.38	6.62	11.00
10/25/2009	30	20.00	13.16	6.84	11.00
11/25/2009	31	20.00	13.38	6.62	11.00
12/25/2009	30	20.00	13.16	6.84	11.00
1/25/2010	31	20.00	13.38	6.62	11.00
2/25/2010	31	20.00	13.38	6.62	11.00
3/25/2010	28	20.00	12.67	7.33	11.00
4/25/2010	31	20.00	13.38	6.62	11.00
5/25/2010	30	20.00	13.16	6.84	11.00

TBW 2007-2

CLASS A-2 INTEREST RATE CAP

DistributionDate	Notional Factor	Notional Amount ($)	Strike Rate
6/25/2007	N/A	N/A	N/A
7/25/2007	100.00	124,871,000	6.842%
8/25/2007	100.00	124,871,000	6.621%
9/25/2007	100.00	124,871,000	6.621%
10/25/2007	100.00	124,871,000	6.842%
11/25/2007	100.00	124,871,000	6.621%
12/25/2007	100.00	124,871,000	6.842%
1/25/2008	100.00	124,871,000	6.621%
2/25/2008	100.00	124,871,000	6.621%
3/25/2008	100.00	124,871,000	7.078%
4/25/2008	100.00	124,871,000	6.621%
5/25/2008	100.00	124,871,000	6.842%
6/25/2008	100.00	124,871,000	6.621%
7/25/2008	100.00	124,871,000	6.842%
8/25/2008	100.00	124,871,000	6.621%
9/25/2008	100.00	124,871,000	6.621%
10/25/2008	100.00	124,871,000	6.842%
11/25/2008	100.00	124,871,000	6.621%
12/25/2008	100.00	124,871,000	6.842%
1/25/2009	100.00	124,871,000	6.621%
2/25/2009	100.00	124,871,000	6.621%
3/25/2009	100.00	124,871,000	7.331%
4/25/2009	100.00	124,871,000	6.622%
5/25/2009	100.00	124,871,000	6.842%
6/25/2009	100.00	124,871,000	6.622%
7/25/2009	99.80	124,621,907	6.842%
8/25/2009	92.76	115,829,814	6.622%
9/25/2009	85.87	107,227,002	6.622%
10/25/2009	79.13	98,809,424	6.842%
11/25/2009	72.53	90,573,121	6.622%
12/25/2009	66.08	82,514,215	6.842%
1/25/2010	59.76	74,628,913	6.622%
2/25/2010	53.59	66,913,502	6.622%
3/25/2010	47.54	59,364,347	7.331%
4/25/2010	41.63	51,977,892	6.622%
5/25/2010	35.84	44,750,656	6.843%
6/25/2010	30.17	37,679,230	6.622%
7/25/2010	26.98	33,686,354	6.843%
8/25/2010	23.00	28,726,126	6.622%
9/25/2010	19.13	23,884,363	6.622%
10/25/2010	15.34	19,158,419	6.843%
11/25/2010	11.65	14,545,707	6.622%
12/25/2010	8.04	10,043,695	6.843%
1/25/2011	4.52	5,649,906	6.622%
2/25/2011	1.09	1,361,918	6.622%

TBW 2007-2

CLASS A-3 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate
6/25/2007	N/A	N/A	N/A
7/25/2007	100.00	25,053,000	6.842%
8/25/2007	100.00	25,053,000	6.621%
9/25/2007	100.00	25,053,000	6.621%
10/25/2007	100.00	25,053,000	6.842%
11/25/2007	100.00	25,053,000	6.621%
12/25/2007	100.00	25,053,000	6.842%
1/25/2008	100.00	25,053,000	6.621%
2/25/2008	100.00	25,053,000	6.621%
3/25/2008	100.00	25,053,000	7.078%
4/25/2008	100.00	25,053,000	6.621%
5/25/2008	100.00	25,053,000	6.842%
6/25/2008	100.00	25,053,000	6.621%
7/25/2008	100.00	25,053,000	6.842%
8/25/2008	100.00	25,053,000	6.621%
9/25/2008	100.00	25,053,000	6.621%
10/25/2008	100.00	25,053,000	6.842%
11/25/2008	100.00	25,053,000	6.621%
12/25/2008	100.00	25,053,000	6.842%
1/25/2009	100.00	25,053,000	6.621%
2/25/2009	100.00	25,053,000	6.621%
3/25/2009	100.00	25,053,000	7.331%
4/25/2009	100.00	25,053,000	6.622%
5/25/2009	100.00	25,053,000	6.842%
6/25/2009	100.00	25,053,000	6.622%
7/25/2009	100.00	25,053,000	6.842%
8/25/2009	100.00	25,053,000	6.622%
9/25/2009	100.00	25,053,000	6.622%
10/25/2009	100.00	25,053,000	6.842%
11/25/2009	100.00	25,053,000	6.622%
12/25/2009	100.00	25,053,000	6.842%
1/25/2010	100.00	25,053,000	6.622%
2/25/2010	100.00	25,053,000	6.622%
3/25/2010	100.00	25,053,000	7.331%
4/25/2010	100.00	25,053,000	6.622%
5/25/2010	100.00	25,053,000	6.843%
6/25/2010	100.00	25,053,000	6.622%
7/25/2010	100.00	25,053,000	6.843%
8/25/2010	100.00	25,053,000	6.622%
9/25/2010	100.00	25,053,000	6.622%
10/25/2010	100.00	25,053,000	6.843%
11/25/2010	100.00	25,053,000	6.622%
12/25/2010	100.00	25,053,000	6.843%
1/25/2011	100.00	25,053,000	6.622%
2/25/2011	100.00	25,053,000	6.622%
3/25/2011	88.73	22,230,360	7.332%
4/25/2011	72.43	18,146,913	6.622%
5/25/2011	56.53	14,162,310	6.843%
6/25/2011	41.01	10,274,331	6.622%
7/25/2011	25.87	6,480,804	6.843%
8/25/2011	11.09	2,779,608	6.622%

TBW 2007-2

CLASS A-4-B INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate
6/25/2007	N/A	N/A	N/A
7/25/2007	100.00	42,481,000	6.842%
8/25/2007	100.00	42,481,000	6.621%
9/25/2007	100.00	42,481,000	6.621%
10/25/2007	100.00	42,481,000	6.842%
11/25/2007	100.00	42,481,000	6.621%
12/25/2007	100.00	42,481,000	6.842%
1/25/2008	100.00	42,481,000	6.621%
2/25/2008	100.00	42,481,000	6.621%
3/25/2008	100.00	42,481,000	7.078%
4/25/2008	100.00	42,481,000	6.621%
5/25/2008	100.00	42,481,000	6.842%
6/25/2008	100.00	42,481,000	6.621%
7/25/2008	100.00	42,481,000	6.842%
8/25/2008	100.00	42,481,000	6.621%
9/25/2008	100.00	42,481,000	6.621%
10/25/2008	100.00	42,481,000	6.842%
11/25/2008	100.00	42,481,000	6.621%
12/25/2008	100.00	42,481,000	6.842%
1/25/2009	100.00	42,481,000	6.621%
2/25/2009	100.00	42,481,000	6.621%
3/25/2009	100.00	42,481,000	7.331%
4/25/2009	100.00	42,481,000	6.622%
5/25/2009	100.00	42,481,000	6.842%
6/25/2009	100.00	42,481,000	6.622%
7/25/2009	100.00	42,481,000	6.842%
8/25/2009	100.00	42,481,000	6.622%
9/25/2009	100.00	42,481,000	6.622%
10/25/2009	100.00	42,481,000	6.842%
11/25/2009	100.00	42,481,000	6.622%
12/25/2009	100.00	42,481,000	6.842%
1/25/2010	100.00	42,481,000	6.622%
2/25/2010	100.00	42,481,000	6.622%
3/25/2010	100.00	42,481,000	7.331%
4/25/2010	100.00	42,481,000	6.622%
5/25/2010	100.00	42,481,000	6.843%
6/25/2010	100.00	42,481,000	6.622%
7/25/2010	100.00	42,481,000	6.843%
8/25/2010	100.00	42,481,000	6.622%
9/25/2010	100.00	42,481,000	6.622%
10/25/2010	100.00	42,481,000	6.843%
11/25/2010	100.00	42,481,000	6.622%
12/25/2010	100.00	42,481,000	6.843%
1/25/2011	100.00	42,481,000	6.622%
2/25/2011	100.00	42,481,000	6.622%
3/25/2011	100.00	42,481,000	7.332%
4/25/2011	100.00	42,481,000	6.622%
5/25/2011	100.00	42,481,000	6.843%
6/25/2011	100.00	42,481,000	6.622%
7/25/2011	100.00	42,481,000	6.843%
8/25/2011	100.00	42,481,000	6.622%
9/25/2011	99.02	42,065,331	6.622%
10/25/2011	94.88	40,303,969	6.843%
11/25/2011	90.83	38,585,722	6.622%
12/25/2011	86.89	36,909,619	6.843%
1/25/2012	83.04	35,274,708	6.622%
2/25/2012	79.28	33,680,060	6.622%
3/25/2012	75.62	32,124,762	7.079%
4/25/2012	72.05	30,607,927	6.623%
5/25/2012	68.57	29,128,682	6.843%
6/25/2012	65.17	27,686,175	6.623%
7/25/2012	62.56	26,577,675	6.843%
8/25/2012	60.02	25,496,174	6.623%
9/25/2012	57.53	24,441,040	6.623%
10/25/2012	55.11	23,411,657	6.844%
11/25/2012	52.75	22,407,423	6.623%
12/25/2012	50.44	21,427,747	6.844%
1/25/2013	48.19	20,472,056	6.623%
2/25/2013	46.00	19,539,786	6.623%
3/25/2013	43.86	18,630,387	7.333%
4/25/2013	41.77	17,743,323	6.623%
5/25/2013	39.73	16,878,069	6.844%
6/25/2013	37.74	16,034,112	6.623%
7/25/2013	36.13	15,349,133	6.844%
8/25/2013	34.55	14,679,025	6.623%
9/25/2013	33.01	14,023,469	6.623%
10/25/2013	31.50	13,382,151	6.844%
11/25/2013	30.02	12,754,765	6.623%
12/25/2013	28.58	12,141,012	6.844%
1/25/2014	27.17	11,540,597	6.623%
2/25/2014	25.78	10,953,235	6.623%
3/25/2014	24.43	10,378,644	7.333%
4/25/2014	23.11	9,816,549	6.623%
5/25/2014	21.81	9,266,682	6.844%
6/25/2014	20.55	8,728,778	6.623%
7/25/2014	20.55	8,728,778	6.844%
8/25/2014	20.55	8,728,778	6.624%
9/25/2014	20.55	8,728,778	6.624%
10/25/2014	20.55	8,728,778	6.844%
11/25/2014	20.55	8,728,778	6.624%
12/25/2014	20.55	8,728,778	6.845%
1/25/2015	20.55	8,728,778	6.624%
2/25/2015	20.55	8,728,778	6.624%
3/25/2015	20.55	8,728,778	7.334%
4/25/2015	20.55	8,728,778	6.624%
5/25/2015	20.55	8,728,778	6.845%
6/25/2015	20.55	8,728,778	6.624%
7/25/2015	20.55	8,728,778	6.845%
8/25/2015	20.55	8,728,778	6.624%
9/25/2015	20.47	8,694,784	6.624%
10/25/2015	20.31	8,628,537	6.845%
11/25/2015	20.09	8,532,916	6.624%
12/25/2015	19.80	8,410,596	6.845%
1/25/2016	19.45	8,264,060	6.624%
2/25/2016	19.06	8,095,614	6.624%
3/25/2016	18.61	7,907,394	7.081%
4/25/2016	18.13	7,701,384	6.624%

TBW 2007-2

CLASS M-1 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate
6/25/2007	N/A	N/A	N/A
7/25/2007	100.00	15,071,000	6.842%
8/25/2007	100.00	15,071,000	6.621%
9/25/2007	100.00	15,071,000	6.621%
10/25/2007	100.00	15,071,000	6.842%
11/25/2007	100.00	15,071,000	6.621%
12/25/2007	100.00	15,071,000	6.842%
1/25/2008	100.00	15,071,000	6.621%
2/25/2008	100.00	15,071,000	6.621%
3/25/2008	100.00	15,071,000	7.078%
4/25/2008	100.00	15,071,000	6.621%
5/25/2008	100.00	15,071,000	6.842%
6/25/2008	100.00	15,071,000	6.621%
7/25/2008	100.00	15,071,000	6.842%
8/25/2008	100.00	15,071,000	6.621%
9/25/2008	100.00	15,071,000	6.621%
10/25/2008	100.00	15,071,000	6.842%
11/25/2008	100.00	15,071,000	6.621%
12/25/2008	100.00	15,071,000	6.842%
1/25/2009	100.00	15,071,000	6.621%
2/25/2009	100.00	15,071,000	6.621%
3/25/2009	100.00	15,071,000	7.331%
4/25/2009	100.00	15,071,000	6.622%
5/25/2009	100.00	15,071,000	6.842%
6/25/2009	100.00	15,071,000	6.622%
7/25/2009	100.00	15,071,000	6.842%
8/25/2009	100.00	15,071,000	6.622%
9/25/2009	100.00	15,071,000	6.622%
10/25/2009	100.00	15,071,000	6.842%
11/25/2009	100.00	15,071,000	6.622%
12/25/2009	100.00	15,071,000	6.842%
1/25/2010	100.00	15,071,000	6.622%
2/25/2010	100.00	15,071,000	6.622%
3/25/2010	100.00	15,071,000	7.331%
4/25/2010	100.00	15,071,000	6.622%
5/25/2010	100.00	15,071,000	6.843%

TBW 2007-2

CLASS M-2 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate
6/25/2007	N/A	N/A	N/A
7/25/2007	100.00	10,812,000	6.842%
8/25/2007	100.00	10,812,000	6.621%
9/25/2007	100.00	10,812,000	6.621%
10/25/2007	100.00	10,812,000	6.842%
11/25/2007	100.00	10,812,000	6.621%
12/25/2007	100.00	10,812,000	6.842%
1/25/2008	100.00	10,812,000	6.621%
2/25/2008	100.00	10,812,000	6.621%
3/25/2008	100.00	10,812,000	7.078%
4/25/2008	100.00	10,812,000	6.621%
5/25/2008	100.00	10,812,000	6.842%
6/25/2008	100.00	10,812,000	6.621%
7/25/2008	100.00	10,812,000	6.842%
8/25/2008	100.00	10,812,000	6.621%
9/25/2008	100.00	10,812,000	6.621%
10/25/2008	100.00	10,812,000	6.842%
11/25/2008	100.00	10,812,000	6.621%
12/25/2008	100.00	10,812,000	6.842%
1/25/2009	100.00	10,812,000	6.621%
2/25/2009	100.00	10,812,000	6.621%
3/25/2009	100.00	10,812,000	7.331%
4/25/2009	100.00	10,812,000	6.622%
5/25/2009	100.00	10,812,000	6.842%
6/25/2009	100.00	10,812,000	6.622%
7/25/2009	100.00	10,812,000	6.842%
8/25/2009	100.00	10,812,000	6.622%
9/25/2009	100.00	10,812,000	6.622%
10/25/2009	100.00	10,812,000	6.842%
11/25/2009	100.00	10,812,000	6.622%
12/25/2009	100.00	10,812,000	6.842%
1/25/2010	100.00	10,812,000	6.622%
2/25/2010	100.00	10,812,000	6.622%
3/25/2010	100.00	10,812,000	7.331%
4/25/2010	100.00	10,812,000	6.622%
5/25/2010	100.00	10,812,000	6.843%

TBW 2007-2

CLASS M-3 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate
6/25/2007	N/A	N/A	N/A
7/25/2007	100.00	4,587,000	6.842%
8/25/2007	100.00	4,587,000	6.621%
9/25/2007	100.00	4,587,000	6.621%
10/25/2007	100.00	4,587,000	6.842%
11/25/2007	100.00	4,587,000	6.621%
12/25/2007	100.00	4,587,000	6.842%
1/25/2008	100.00	4,587,000	6.621%
2/25/2008	100.00	4,587,000	6.621%
3/25/2008	100.00	4,587,000	7.078%
4/25/2008	100.00	4,587,000	6.621%
5/25/2008	100.00	4,587,000	6.842%
6/25/2008	100.00	4,587,000	6.621%
7/25/2008	100.00	4,587,000	6.842%
8/25/2008	100.00	4,587,000	6.621%
9/25/2008	100.00	4,587,000	6.621%
10/25/2008	100.00	4,587,000	6.842%
11/25/2008	100.00	4,587,000	6.621%
12/25/2008	100.00	4,587,000	6.842%
1/25/2009	100.00	4,587,000	6.621%
2/25/2009	100.00	4,587,000	6.621%
3/25/2009	100.00	4,587,000	7.331%
4/25/2009	100.00	4,587,000	6.622%
5/25/2009	100.00	4,587,000	6.842%
6/25/2009	100.00	4,587,000	6.622%
7/25/2009	100.00	4,587,000	6.842%
8/25/2009	100.00	4,587,000	6.622%
9/25/2009	100.00	4,587,000	6.622%
10/25/2009	100.00	4,587,000	6.842%
11/25/2009	100.00	4,587,000	6.622%
12/25/2009	100.00	4,587,000	6.842%
1/25/2010	100.00	4,587,000	6.622%
2/25/2010	100.00	4,587,000	6.622%
3/25/2010	100.00	4,587,000	7.331%
4/25/2010	100.00	4,587,000	6.622%
5/25/2010	100.00	4,587,000	6.843%

TBW 2007-2

CLASS M-4 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate
6/25/2007	N/A	N/A	N/A
7/25/2007	100.00	2,293,000	6.842%
8/25/2007	100.00	2,293,000	6.621%
9/25/2007	100.00	2,293,000	6.621%
10/25/2007	100.00	2,293,000	6.842%
11/25/2007	100.00	2,293,000	6.621%
12/25/2007	100.00	2,293,000	6.842%
1/25/2008	100.00	2,293,000	6.621%
2/25/2008	100.00	2,293,000	6.621%
3/25/2008	100.00	2,293,000	7.078%
4/25/2008	100.00	2,293,000	6.621%
5/25/2008	100.00	2,293,000	6.842%
6/25/2008	100.00	2,293,000	6.621%
7/25/2008	100.00	2,293,000	6.842%
8/25/2008	100.00	2,293,000	6.621%
9/25/2008	100.00	2,293,000	6.621%
10/25/2008	100.00	2,293,000	6.842%
11/25/2008	100.00	2,293,000	6.621%
12/25/2008	100.00	2,293,000	6.842%
1/25/2009	100.00	2,293,000	6.621%
2/25/2009	100.00	2,293,000	6.621%
3/25/2009	100.00	2,293,000	7.331%
4/25/2009	100.00	2,293,000	6.622%
5/25/2009	100.00	2,293,000	6.842%
6/25/2009	100.00	2,293,000	6.622%
7/25/2009	100.00	2,293,000	6.842%
8/25/2009	100.00	2,293,000	6.622%
9/25/2009	100.00	2,293,000	6.622%
10/25/2009	100.00	2,293,000	6.842%
11/25/2009	100.00	2,293,000	6.622%
12/25/2009	100.00	2,293,000	6.842%
1/25/2010	100.00	2,293,000	6.622%
2/25/2010	100.00	2,293,000	6.622%
3/25/2010	100.00	2,293,000	7.331%
4/25/2010	100.00	2,293,000	6.622%
5/25/2010	100.00	2,293,000	6.843%

TBW 2007-2

CLASS M-5 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate
6/25/2007	N/A	N/A	N/A
7/25/2007	100.00	3,276,000	6.842%
8/25/2007	100.00	3,276,000	6.621%
9/25/2007	100.00	3,276,000	6.621%
10/25/2007	100.00	3,276,000	6.842%
11/25/2007	100.00	3,276,000	6.621%
12/25/2007	100.00	3,276,000	6.842%
1/25/2008	100.00	3,276,000	6.621%
2/25/2008	100.00	3,276,000	6.621%
3/25/2008	100.00	3,276,000	7.078%
4/25/2008	100.00	3,276,000	6.621%
5/25/2008	100.00	3,276,000	6.842%
6/25/2008	100.00	3,276,000	6.621%
7/25/2008	100.00	3,276,000	6.842%
8/25/2008	100.00	3,276,000	6.621%
9/25/2008	100.00	3,276,000	6.621%
10/25/2008	100.00	3,276,000	6.842%
11/25/2008	100.00	3,276,000	6.621%
12/25/2008	100.00	3,276,000	6.842%
1/25/2009	100.00	3,276,000	6.621%
2/25/2009	100.00	3,276,000	6.621%
3/25/2009	100.00	3,276,000	7.331%
4/25/2009	100.00	3,276,000	6.622%
5/25/2009	100.00	3,276,000	6.842%
6/25/2009	100.00	3,276,000	6.622%
7/25/2009	100.00	3,276,000	6.842%
8/25/2009	100.00	3,276,000	6.622%
9/25/2009	100.00	3,276,000	6.622%
10/25/2009	100.00	3,276,000	6.842%
11/25/2009	100.00	3,276,000	6.622%
12/25/2009	100.00	3,276,000	6.842%
1/25/2010	100.00	3,276,000	6.622%
2/25/2010	100.00	3,276,000	6.622%
3/25/2010	100.00	3,276,000	7.331%
4/25/2010	100.00	3,276,000	6.622%
5/25/2010	100.00	3,276,000	6.843%

TBW 2007-2

CLASS A-2 INTEREST RATE CAP

The Class A-2 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Amount (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS A-2 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-2-A and Class A-2-B Certificates, pro rata based on entitlement, and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS A-3 INTEREST RATE CAP

The Class A-3 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Amount (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS A-3 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-3-A and Class A-3-B Certificates, pro rata based on entitlement, and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS A-4-B INTEREST RATE CAP

The Class A-4-B Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Amount (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS A-4-B INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-4-B Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS M-1 INTEREST RATE CAP

The Class M-1 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Amount (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS M-1 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-1 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

TBW 2007-2

CLASS M-2 INTEREST RATE CAP

The Class M-2 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Amount (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS M-2 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-2 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS M-3 INTEREST RATE CAP

The Class M-3 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Amount (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS M-3 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-3 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS M-4 INTEREST RATE CAP

The Class M-4 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Amount (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS M-4 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-4 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS M-5 INTEREST RATE CAP

The Class M-5 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Amount (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS M-5 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-5 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.